EXHIBIT 10.30
CITIZENS BANKING CORPORATION
MANAGEMENT INCENTIVE PLAN
2006
I.	PURPOSE:
1.	Ensure achievement of strategic goals.

2.	Align management more closely with shareholder

3.	Strengthen links between pay and performance.
II.	ELIGIBILITY:

Senior Vice Presidents and above and certain other officers based upon corporate responsibility who are not participants in another established incentive plan with payment amounts determined by performance in relation to goal. Awards will be pro-rated based on months served for staff members with less than 12 months of service in a Plan Year. Staff members become eligible to participate in the plan by virtue of promotion or new hire. A staff member who terminates employment before the Plan Year is not eligible to receive an award.

III.	PARTICIPATION RATE:

The participation rate for individual positions is benchmarked from market data research provided by various surveys and consultants.

VI.	INCENTIVE COMPONENTS:

The Management Incentive Plan components consist of:
•	Initial factors: Net Interest Income, Low Cost Deposits, Total Deposits, Fee Income, Net Charge-Offs, Non-Performing Assets and Expense Management.

•	Secondary factors: A weighted EPS and ROE factor will be placed against the initial factor weighted average to determine an adjusted weighted average payout.

•	Tertiary factors: An NII Peer Ranking vs. Peer Group factor may be used to determine the FINAL weighted average factor for the Corporate Component portion of the payout.
V.	AWARD DETERMINATION:

Salary x Participation Rate x Service Factor = Pool
Pool is broken for the Leadership Group Members as follows:

75%
Components	Percentage
Net Interest Income	25%
Low Cost Deposits	20%
Total Deposits	10%
Fee Income	15%
Net Charge-Offs	10%
Non Performing Assets	10%
Expense Management	10%

25%
Component	Percentage
Discretionary	100%

     ✓ All independent components

Pool is broken for the Senior Management and other Participants as follows:

65%
Components	Percentage
Net Interest Income	25%
Low Cost Deposits	20%
Total Deposits	10%
Fee Income	15%
Net Charge-Offs	10%
Non Performing Assets	10%
Expense Management	10%

35%
Component		Percentage
Line of Business	ü
Market	ý	100%
Discretionary	þ

     ✓All independent components
VI.	PERFORMANCE FACTOR:

For the discretionary component, a performance indicator of 0% to 150% will be applied. Goals should be set at levels that are challenging to reach at 100% — Achievement should be based on meeting all expectations in every way. It is possible to exceed 100% performance but this type of evaluation should be reserved for truly extraordinary performance

VII.	SERVICE FACTOR:

The service factor is equal to the number of months the participant is employed with the corporation during the plan year. Example: 1.0 is equal to 12 months, .5 is equal to 6 months.

VIII.	AWARD PAYMENTS:

All awards earned under Management Incentive Plan will be paid as soon as practical following approval by the Compensation and Human Resources Committee.

IX.	ADDITIONAL PROVISIONS:

The Management Incentive Plan shall be administered by the Compensation and Human Resources Committee of the Corporation.

While all attempts will be made to follow the incentive formulas and metrics, subjective adjustments occasionally can and will be made both upwards and downwards based on management discretion which will require CEO approval. Adjustments will be considered based on value of an individual’s contribution to performance during the year and not based on comparison to prior year awards, comparison to peer’s incentive levels, attitude, effort, etc. In general, subjective adjustments will be the exception and not the rule. Management will however reserve the right to make these subjective adjustments if necessary to be equally fair to shareholders and plan participants.

The incentive award for the Chairman and President and CEO will be determined by the Compensation and Human Resources Committee of Citizens Banking Corporation Board of Directors.

A special award fund (Discretionary) equal to 15% of the aggregate incentive award will be available for individual awards as determined by the President and CEO. Awards from this fund are made to staff members who are not participants in the Management Incentive Plan.

Awards for the Discretionary Fund will be made only in recognition of exemplary achievements. Distribution of all available amounts in this fund is not mandatory.

Participation in the Management Incentive Plan shall not be construed as giving any employee the right to continued employment with the corporation for the full or for any subsequent period.

Performance Plan Guidelines
•	If participant is on corrective action on the last day of the quarter/year they are not eligible for incentive payment

•	Minimum annual performance rating of Productive required in most recent Annual Performance Review in both Key Performance Activities and Competencies

•	This plan does not represent a contract with any individual plan participant

•	The plan may be changed, modified or terminated at any time throughout the plan year
X.	DISCRETIONARY AWARD GUIDELINES:

Objectives: Recognize and promote exemplary individual performance or initiative.

Eligible Participants: All staff members are eligible except staff members who are in established incentive plans with payment amounts determined by performance in relation to established goals.

Nomination Process: Managers would nominate staff member(s) according to established guidelines. They would also obtain concurrence and approval from their respective Direct Report to the CEO.

Monetary Guidelines: Range of $500 to $3000. Larger amounts could be given in exceptional circumstances.

Guidelines: Discretionary awards should be given in recognition for one or more of the following performance criteria:
Earnings:
•	Expense reduction

•	Revenue enhancement
Innovation:
•	Continuous improvement efforts

•	Innovative delivery alternatives

•	Foresight and planning to prevent crises
Achievement:
•	Unique/specialized skills or knowledge of value to the company, i.e., Key Performers

•	Sustained high performance

•	Exemplary performance during unusual circumstances or specific events

•	Special projects completed in an exceptional manner or ahead of schedule

•	Extraordinary client service

MIP will be initially calculated based on the following components and payout tier structure.

											Budget
25%	Net Interest Income	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 275.3	% to Actual (Actual/Budget)	<98.7%	98.7%	98.9%	99.1%	99.3%	99.5%	99.6%	99.8%	100%	100.2%	100.4%	100.5%	100.7%	100.9%	101.1%	101.3%	No Cap
	2005 Actual = 275.7	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%
	2006 Budget = *

														Budget
20%	Low Cost Deposits	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2005 Actual = 2,747	% to Actual (Actual/Budget)	<90%	90%	91%	92%	93%	94%	95%	96%	97%	98%	99%	100%	101.7%	103.5%	105.2%	107.0%	No Cap
	2006 Budget = *	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%
		(YE Avg Bal)

											Budget
10%	Total Deposits	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2005 Actual = 5,091	% to Actual (Actual/Budget)	<97.5%	97.5%	97.9%	98.2%	98.6%	98.9%	99.3%	99.6%	100%	100.4%	100.7%	101.1%	101.4%	101.8%	102.1%	102.5%	No Cap
	2006 Budget = *	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%
		(YE Avg Bal)

											Budget
15%	Fee Income	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 93.4	% to Actual (Actual/Budget)	< 94.2%	94.2%	95.1%	95.9%	96.7%	97.5%	98.4%	99.2%	100%	100.8%	101.6%	102.5%	103.3%	104.1%	104.9%	105.8%	No Cap
	2005 Actual = 91.5	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	105%	110%	115%	120%
	2006 Budget = *

											Budget
10%	Net Charge-Offs	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 20.8	% to Actual (Actual/Budget)	> 119.0%	119.0%	116.3%	113.6%	110.9%	108.1%	105.4%	102.7%	100%	97.8%	95.6%	93.4%	89.0%	84.6%	80.1%	75.7%	71.3%
	2005 Actual = 14.6	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%
	2006 Budget = *

											Budget
10%	Non Performing Loans	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 50.8	% to Actual (Actual/Budget)	> 111.1%	111.1%	109.5%	107.9%	106.3%	104.7%	103.2%	101.6%	100%	99.1%	98.3%	97.4%	95.7%	94.0%	92.3%	90.6%	88.9%
	2005 Actual = 46.6	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%
	2006 Budget = *

											Budget
10%	Expense	Actual	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 244.8	% to Actual (Actual/Budget)	>101.8%	101.8%	101.5%	101.3%	101.0%	100.8%	100.5%	100.3%	100%	99.9%	99.7%	99.6%	99.3%	99.0%	98.8%	98.5%	98.2%
	2005 Actual = 243.0	Payout Factor	0%	50%	55%	60%	65%	70%	75%	80%	85%	90%	95%	100%	110%	120%	130%	140%	150%
	2006 Budget = *

100%	Payout % is incremental between tiers (ex. Each % over budget earns x% additional incentive)

EPS and ROE factors will provide an additional weighted average calculation to be applied against the above results.
									Budget
60%	EPS Factor	Actual	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 1.74	% to Actual (Actual/Budget)	< 96.3%	96.3%	97.1%	97.8%	98.5%	99.3%	100%	100.7%	101.5%	102.2%	102.9%	103.7%	No Cap
	2005 Actual = 1.85	Payout Factor	0%	85%	88%	91%	94%	97%	100%	103%	106%	109%	112%	115%
	2006 Budget = *

									Budget
40%	ROE Factor	Actual	*	*	*	*	*	*	*	*	*	*	*	*
	2004 Actual = 11.90	% to Actual (Actual/Budget)	< 94.4%	94.4%	95.5%	96.7%	97.8%	98.9%	100%	101.1%	102.2%	103.2%	104.3%	105.4%	No Cap
	2005 Actual = 12.33	Payout Factor	0%	85%	88%	91%	94%	97%	100%	103%	106%	109%	112%	115%
	2006 Budget = *

100%	Payout % is incremental between tiers (ex. Each % over budget earns x% additional incentive)
Discretionary Modifier — Guidelines Only
An additional peer group ranking modifier may be used to determine final payouts of MIP

Component	Weighting
NII	50%
EPS	50%

		Equates to x% payout
Peer Ranking	Factor	@ 100% of budget
Above 75th Percentile	118%	100%
Below 25th Percentile	59%	50%
2006 vs 2005 performance		(factor x 85%)

Peer Group*

1 Discretion may be used by the comp committee to over-ride the formula under appropriate circumstances
2 Any adjustments for unusual items (such as acquisitions, divestitures) will require comp committee approval
3 The above numbers will not include the impact of extra-ordinary items
4 The above numbers will be adjusted to neutralize the impact of equity compensation
5 The above numbers will be adjusted to normalize the impact of equity adjustments due to interest rate movements

*	Portions of this exhibit have been omitted pursuant to Citizens’ request to the Secretary of the Securities and Exchange
Commission for confidential treatment pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.